Exhibit 5.1

                       [Letterhead of Faegre & Benson LLP]

                                                      November 4, 2005

Birner Dental Management Services, Inc.
3801 East Florida Avenue, Suite 208
Denver, Colorado 80210

                  Re: Birner Dental Management Services, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

         We have acted as counsel to Birner Dental Management Services, Inc. (the "Company"), in connection with the proposed sale of up to 150,000 shares of the Company's Common Stock (the "Shares") pursuant to the Company's 2005 Equity Incentive Plan (the "Plan") and the associated Registration Statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act").

         This opinion is being furnished in accordance with the requirements of
Item 8(a) of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

         We have reviewed the Company's charter documents, the Plan, and the corporate proceedings taken by the Company in connection with the authorization of the Plan. Based on such review, we are of the opinion that the Shares have been duly authorized, and if, as and when issued in accordance with the Plan, will upon such issuance and sale be legally issued, fully paid and nonassessable.

         We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the prospectus relating to the Registration Statement. However, this consent should not be construed as an indication that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder, or Item 509 of Regulation S-K.

         This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

                                           FAEGRE & BENSON LLP

                                       By:   /s/ Douglas R. Wright
                                           --------------------------------
                                             Douglas R. Wright